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                                                                           EXHIBIT 11 Page 1 of 2
                                 THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                  COMPUTATION OF EARNINGS PER SHARE <F1>
                               (Dollars in Thousands Except Per Share Data)
                                                         Year Ended December 31
                                1994           1993          1992          1991         1990
PRIMARY:
Net Income before effect of
  accounting changes            $115,247      $125,279     $111,913      $ 94,557      $ 80,064
Effect of accounting changes     (21,780)         (512)     (24,640)            -             -
Add:  Dividends paid net
  of related income tax
  applicable to the
  Restricted Stock Plan              349           311          365           282           166
Net income, as adjusted         $ 93,816      $125,078     $ 87,638      $ 94,839      $ 80,230
Weighted average number of
  common shares outstanding   73,363,084    72,607,363   72,168,964    70,440,108    65,186,536
Weighted average number of
  incremental shares in
  connection with assumued
  exercise of stock options
  based on the treasury stock
  method using average market
  price                        1,010,179     1,088,155    1,321,447       631,682       507,860
Weighted average number of
  incremental shares in
  connection with the
  Restricted Stock Plan
  based on the treasury
  stock method using average
  unamortized deferred
  compensation and average
  market price                 1,197,182     1,520,003    1,484,207     1,788,296     1,654,280
      Total                   75,570,445    75,215,521   74,974,618    72,860,086    67,348,676
Primary earnings per common
  and common equivalent share      $1.24         $1.66        $1.17         $1.30         $1.19
_______________________

<F1>  Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100%
      stock dividend.
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                                                                       EXHIBIT 11   Page 2 of 2
                                 THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                  COMPUTATION OF EARNINGS PER SHARE <F2>
                               (Dollars in Thousands Except Per Share Data)
                                                                Year Ended December 31

                                      1994           1993           1992          1991          1990
FULLY DILUTED:
Net Income before effect of
  accounting changes               $  115,247    $  125,279     $  111,913    $   94,557    $
80,064
Effect of accounting changes          (21,780)         (512)       (24,640)            -
-
After tax interest savings
  on assumed conversion of
  subordinated debentures               6,074         5,941          4,385             -
-Add:  Dividends paid net of
  related income tax applicable
  to the Restricted Stock Plan            366           330            375           308
192
Net income, as adjusted            $   99,907    $  131,038     $   92,033    $   94,865    $
80,256
Weighted average number of
  common shares outstanding        73,363,084    72,607,363     72,168,964    70,440,108
65,186,536
Assumed conversion of
  subordinated debentures           3,002,130     3,002,130      2,251,598             -
-
Weighted average number of
  incremental shares in connection
  with assumed exercise of stock
  options based on year-end market
  price when higher than average
  market prices and market prices
  on dates of exercise and
  termination                       1,015,837     1,097,745      1,333,738       743,142
587,928
Weighted average number of
  incremental shares in connection
  with the Restricted Stock Plan
  based on ending unamortized
  deferred compensation and
  ending or average market price,
  whichever is higher               1,247,564     1,598,026      1,525,738     1,929,348
1,816,944
          Total                    78,628,615    78,305,264     77,280,038    73,112,598
67,591,408
Fully diluted earnings per common
  common equivalent share               $1.27         $1.67          $1.19         $1.30
$1.19
__________________________

<F2> Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100%
      stock dividend.
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